Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Introductory Paragraph

The following unaudited pro forma financial information is being presented to reflect the acquisitions of Nakamoto Holdings Inc. (“Nakamoto Holdings”), BTC Inc. (“BTC Inc”) and UTXO Management GP, LLC (“UTXO”) with Nakamoto Inc. (“NAKA”) being considered the accounting acquirer in accordance with ASC 805. To that extent, the unaudited pro forma condensed balance sheet as of December 31, 2025 combines (i) the historical December 31, 2025 balance sheets of NAKA, BTC Inc and UTXO and ii) the requisite transaction accounting adjustments made in accordance with Article 11 of Regulation S-X as if the acquisitions of BTC Inc and UTXO occurred on that date. As the historical balance sheet of Nakamoto Holdings was already included in the December 31, 2025 historical balance sheet of NAKA, no separate historical balance sheet has been presented for that entity. Furthermore, the unaudited pro forma condensed statement of operations for the year ended December 31, 2025 combines (i) the historical statements of operations of NAKA, Nakamoto Holdings, BTC Inc and UTXO and ii) the requisite transaction accounting adjustments made in accordance with Article 11 of Regulation S-X as if the acquisitions of Nakamoto Holdings, BTC Inc and UTXO occurred on January 1, 2025.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Balance Sheet

As of December 31, 2025

				Transaction Accounting Adjustments
	Nakamoto Inc.-historical	BTC Inc.-historical	UTXO Management GP, LLC-historical	BTC Inc-Transaction accounting adjustments	Notes	UTXO-Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Intercompany Eliminations	Notes	Pro forma combined (1)
ASSETS
Current assets:
Cash and cash equivalents	$22,583,253	11,071,285	$576,690	$-		$-		$-		$-		$34,231,228
Call option asset-related party	199,060,000	-	-	(71,686,352)	(A)	(45,453,202)	(A)	(81,920,446)	(J)	-		-
Other current assets	2,173,979	15,225,088	306,093	-		-		-		(3,500,152)	(N)	14,205,008
Total current assets	223,817,232	26,296,373	882,783	(71,686,352)		(45,453,202)		(81,920,446)		(3,500,152)		48,436,236
Non-current assets:
Digital assets	467,549,622	-	-	-		-		-		-		467,549,622
Intangible assets	3,009,281	-	-	69,310,000	(B)	29,952,000	(G)	-		-		102,271,281
Goodwill	-	-	-	81,186,805	(C)	12,821,431	(C)	-		-		94,008,236
Other non-current assets	36,231,619	3,897,140	11,305,886	-		-		-		-		51,434,645
TOTAL ASSETS	$730,607,754	30,193,513	$12,188,669	$78,810,453		$(2,679,771)		$(81,920,446)		$(3,500,152)		$763,700,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other current liabilities	6,427,548	23,691,508	2,936,100	-		-		5,665,184	(K)	(3,500,152)	(N)	35,220,188
Notes payable, net	209,557,614	-	-	-		-		-		-		209,557,614
Total current liabilities	215,985,162	23,691,508	2,936,100	-		-		5,665,184		(3,500,152)		244,777,802
Non-current liabilities:
Other non-current liabilties	365,966	798,810	-	-		-		-		-		1,164,776
TOTAL LIABILITIES	$216,351,128	$24,490,318	$2,936,100	$-		$-		$5,665,184		$(3,500,152)		$245,942,578

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity (deficit):
Seed Preferred Stock, $0.00005 par value; 290,555 shares authorized; 290,555 shares issued and outstanding as of December 31, 2025	-	1,200,000	-	(1,200,000)	(D)	-		-		-		-
Series A Preferred Stock, $0.00005 par value; 521,778 shares authorized; 114,111 shares issued and outstanding as of December 31, 2025	-	2,338,678	-	(2,338,678)	(D)	-		-		-		-
Common stock, $0.001 par value, 10 billion shares authorized; 439,950,632 shares issued and 437,946,327 outstanding as of December 31, 2025	439,950	-	-	218,372	(E)	23,834	(E)	-		-		682,156
Common Stock, $0.00005 par value; 3,407,409 shares authorized; 1,795,499 shares issued and outstanding as of December 31, 2025	-	90	-	(90)	(D)	-		-		-		-
Treasury stock at cost, 2,004,305 shares as of December 31, 2025	(749,003)	-	-			-		-		-		(749,003)
Additional paid-in capital	574,570,303	2,456,529	-	81,838,747	(F)	6,548,964	(H)	2,262,046	(L)	-		667,676,589
Retained earnings (deficit)	(60,004,624)	(292,102)	9,252,569	292,102	(D)	(9,252,569)	(I)	(89,847,676)	(M)	-		(149,852,300)
Total stockholders’ equity (deficit)	514,256,626	5,703,195	9,252,569	78,810,453		(2,679,771)		(87,585,630)		-		517,757,442
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$730,607,754	30,193,513	$12,188,669	$78,810,453		$(2,679,771)		$(81,920,446)		$(3,500,152)		$763,700,020

(1)	No separate historical balance sheet has been included for Nakamoto Holdings as the entity was already included in NAKA’s historical balance sheet as of December 31, 2025.

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2025

	Year Ended December 31, 2025				Transaction Accounting Adjustments								Year Ended December 31, 2025
	Nakamoto Inc.-historical	Nakamoto Holdings, Inc.-historical (1)	BTC Inc.-historical	UTXO Management GP, LLC-historical	BTC Inc-Transaction accounting adjustments	Notes	UTXO-Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Intercompany Eliminations		Pro Forma Combined

Net revenues	$1,821,315	$-	$66,020,552	$17,156,705	$-		$-		$-		$(5,026,348)	(CC)	$79,972,224

Operating expenses:
Cost of revenues	-	-	21,201,140	-	-		-		-		-		21,201,140
Selling, general and administrative	22,950,905	7,435,885	25,445,746	5,298,374	6,952,000	(AA)	2,995,200	(AA)	7,927,230	(BB)	(5,026,348)	(CC)	73,978,992
Loss on change in fair value of digital assets	166,093,907	-	-	-	-		-		-		-		166,093,907
Loss on investments	9,915,745	-	-	-	-		-		-		-		9,915,745
Total operating costs and expenses	198,960,557	7,435,885	46,646,886	5,298,374	6,952,000		2,995,200		7,927,230		(5,026,348)		271,189,784

Operating income (loss)	(197,139,242)	(7,435,885)	19,373,666	11,858,331	(6,952,000)		(2,995,200)		(7,927,230)		-		(191,217,560)
Non-operating income (expense):
Change in fair value of call option asset - related party	226,374,000	-	-	-	-		-		-		-		226,374,000
Debt restructuring costs	(14,722,631)	-	-	-	-		-		-		-		(14,722,631)
Loss on acquisition of Nakamoto Holdings	(59,753,811)	-	-	-	-		-		-		-		(59,753,811)
Other income (expense)	(6,987,239)	(4,247)	325,560	(889,252)	-		-		-		-		(7,555,178)
Total non-operating income (expense)	144,910,319	(4,247)	325,560	(889,252)	-		-		-		-		144,342,380
Income (loss) before income taxes	(52,228,923)	(7,440,132)	19,699,226	10,969,079	(6,952,000)		(2,995,200)		(7,927,230)		-		(46,875,180)
Income tax benefit (expense)	-	-	(4,885,810)	-	-		-		-		-		(4,885,810)
Net income (loss)	$(52,228,923)	$(7,440,132)	$14,813,416	$10,969,079	$(6,952,000)		$(2,995,200)		$(7,927,230)		$-		$(51,760,990)

Income (loss) per common share – basic and diluted	$(0.26)	-	-	-	-		-		-		-		$(0.11)
Weighted average number of shares outstanding – basic and diluted	200,201,551	-	-	-	-		-		-		-		486,569,648

(1)	The historical statement of operations for Nakamoto Holdings included above reflects activity from March 6, 2025 (inception) through August 13, 2025 (the day prior to its acquisition by NAKA).

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL information

1. Estimated consideration and preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of both BTC Inc’s and UTXO’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, the Company has estimated the allocations of such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the February 20, 2026 closing date of the transactions:

BTC Inc
Assets Acquired	$30,193,513
Identifiable intangible assets	69,310,000
Goodwill	81,186,805
Liabilities assumed	(24,490,318)
Total estimated consideration	$156,200,000

UTXO
Assets Acquired	$12,188,669
Identifiable intangible assets	29,952,000
Goodwill	12,821,431
Liabilities assumed	(2,936,100)
Total estimated consideration	$52,026,000

In addition, the total consideration transferred for each of the acquisitions was measured as follows:

BTC Inc
Total company shares issued¹	259,886,237
Company’s share price²	$0.25
Equity portion of purchase price	$64,503,764
Allocation of derecognized call option	71,686,352
Replacement options-pre combination vesting	20,009,884
Total estimated consideration to be paid	$156,200,000

(1) Includes 41,514,070 of common shares that are probable of being issued, but were not yet issued as of April 3, 2026.

(2) Represents the Company’s share price as of the close of business on February 19, 2026, which was the day immediately before the transaction closed.

UTXO
Total company shares issued¹	26,481,860
Company’s share price²	$0.25
Equity portion of purchase price	$6,572,798
Allocation of derecognized call option	45,453,202
Total estimated consideration to be paid	$52,026,000

(1) Includes 2,648,186 of common shares that are probable of being issued, but were not yet issued as of April 3, 2026.

(2) Represents the Company’s share price on February 19, 2026, which was the day immediately before the transaction closed.

The preliminary purchase price allocations for BTC Inc and UTXO have been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed before the Company files its report on Form 10-K for year ended December 31, 2026 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include i) changes in allocation to intangible assets and goodwill and ii) other changes to assets and liabilities.

2. Transaction Accounting Adjustments

Pro Forma Balance Sheet

(A) Represents allocation of the derecognized call option asset based on each of the entities approximate fair value as of February 20, 2026.

(B) Represents intangible assets recognized as part of the acquisition. The intangible assets were primarily comprised of trade names of $68.4 million and will be primarily amortized over an estimated useful life of 10 years.

(C) Represents goodwill recognized as part of the acquisition.

(D) Represents the elimination of the acquiree’s equity.

(E) Represents the increase to common stock (excluding the to be issued shares) for shares issued to both BTC Inc and UTXO as part of the consideration transferred. Refer to Note 1 for additional information.

(F) Represents the net increase to additional paid in capital based on the i) the consideration transferred to the acquiree and ii) the elimination of the acquiree’s historical additional paid in capital as follows:

Equity portion of purchase price-APIC	$64,285,392
Replacement options-pre combination vesting	20,009,884
Less: Acquiree’s historical APIC	(2,456,529)
Net increase to APIC	$81,838,747

(G) Represents intangible assets recognized as part of the acquisition. The intangible assets were primarily comprised of a partnership agreement of $28.4 million and will be amortized over an estimated useful life of 10 years.

(H) Represents the increase to additional paid in capital as a result of the shares issued to UTXO as part of the consideration transferred. Refer to Note 1 for additional information.

(I) Represents the elimination of UTXO’s historical retained earnings.

(J) Represents the elimination of the remaining call option value that was not allocated as part of the preliminary purchase price allocation due to the change in fair value from $199 million to $117 million between December 31, 2025 and February 20, 2026 (i.e. the measurement date).

(K) Represents acquisition related costs incurred subsequent to December 31, 2025. All acquisition related costs have been expensed in accordance with ASC 805.

(L) Represents the increase to additional paid in capital stemming from the issuance of replacement options.

(M) Represents the change in Retained earnings (deficit) for i) de-recognition of the unallocated portion of the call option ($81.9 million) acquisition related expenses incurred subsequent to December 31, 2025 ($5.7 million) and iii) stock based compensation expense incurred stemming from the issuance of replacement options ($2.3 million).

(N) Represents the elimination of intercompany transactions.

Pro Forma Statement of Operations

(AA) Represents intangible asset amortization. The recognized intangible assets, which are primarily comprised of trade names and a partnership agreement, will be amortized on a straight-line basis over their estimated useful lives. The trade names and partnership agreements have an estimated useful life of 10 years.

(BB) Reflects acquisition related costs incurred subsequent to December 31, 2025 ($5.6 million) and stock based compensation expense stemming from issued replacement options ($2.3 million). All preliminary acquisition related costs have been expensed in accordance with ASC 805. The Company does not expect the expenses to recur beyond 12 months after the transaction.

(CC) Represents the elimination of intercompany transactions

3. Pro Forma Shares Outstanding

Pro forma basic shares outstanding was calculated as follows:

Year Ended December 31, 2025
Nakamoto Inc. historical weighted average shares outstanding	200,201,551
Shares issued to BTC	218,372,167
Shares to be issued to BTC at a later date[1]	41,514,070
Shares issued to UTXO	23,833,674
Shares to be issued to UTXO at a later date	2,648,186
Pro forma shares outstanding - basic and diluted	486,569,648

(1) Includes BTC Inc holdback shares of 24.8 million and letter of transmittal shares of 16.7 million as of April 3, 2026. These BTC Inc shares as well as the UTXO holdback shares as of April 3, 2026 of 2.6 million are probable of being issued and therefore have been reflected in the consideration transferred amount. Further, the to be issued shares have been analyzed under ASC 480 and ASC 815 and have been determined to be equity classified.